EXHIBIT 10.1

[***] in this exhibit indicates that a confidential portion of the exhibit has been omitted; such portion has been filed separately with the Securities and Exchange Commission.

ORBIMAGE DISTRIBUTION AGREEMENT

     THIS ORBIMAGE DISTRIBUTION AGREEMENT (the “Agreement”) is entered into this 18th day of March, 1999 by and between Orbital Imaging Corporation, a corporation organized and existing under the laws of Delaware (“ORBIMAGE”), whose principal place of business is 21700 Atlantic Blvd., Dulles, Virginia, 20166 United States of America, and NTT Data Corporation, a corporation organized and existing under the laws of Japan (“NTT DATA”), whose principal place of business is Toyosu Center Bldg 3-3, Toyosu 3-Chome, Koto-Ku, Tokyo 135 Japan.

RECITALS

     WHEREAS, ORBIMAGE is authorized by the United States Department of Commerce (the “DOC”) to operate a private remote-sensing space system pursuant to a license dated May 5, 1994, as amended (the “DOC License”), a summary of which is attached as Appendix A hereto; and

     WHEREAS, pursuant to the DOC License, ORBIMAGE is in the business of selling high resolution satellite imagery to commercial and government users throughout the world; and

     WHEREAS, NTT DATA desires to distribute ORBIMAGE satellite imagery and to use the ORBIMAGE Trademarks (as defined herein) in connection therewith, on the terms and conditions set forth in this Agreement; and

     WHEREAS, ORBIMAGE desires to appoint NTT DATA as a distributor of such imagery and to grant NTT DATA a license to use the ORBIMAGE Trademarks in connection therewith, on the terms and conditions set forth in this Agreement; and

     WHEREAS, the DOC License contains certain requirements and limitations with respect to the sale of such imagery applicable to ORBIMAGE and NTT DATA, as more fully described herein.

     NOW THEREFORE, in consideration of the foregoing recitals, which are incorporated herein by this reference, the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. DEFINED TERMS

     The following capitalized terms used in this Agreement shall have the meanings set forth below:

     “Basic Products” shall mean the following products derived from OrbView Data: (i)

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system-corrected products (radiometrically and geometrically-corrected satellite data using ephemeris data), (ii) precision-corrected products using external ground control data, and (iii) ortho imagery using digital elevation models.

     “Designated Earth Station” means the facilities designated by NTT DATA, to be located in Japan, that shall be capable of receiving, processing and archiving OrbView Data.

     “DOC” has the meaning set forth in the Recitals.

     “DOC License” has the meaning set forth in the Recitals.

     “Effective Imaging Range” means the four hundred ninety (490) kilometer radius from the nadir point of the High Resolution Satellite along any position of the High Resolution Satellite’s orbital path.

     “Exclusive Territory” means Japan.

     “Existing Customer Agreements” has the meaning set forth in Sections 2(a)(ii) and 3(c)(ii).

     “FCPA” means the Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et seq.), the regulations promulgated thereunder and any orders or policies announced or implemented thereunder, as such may be amended or replaced from time to time.

     “Government Purchase” has the meaning set forth in Section 3(h).

     “Gross Revenues” means all revenues generated from or attributable to the sale or other disposition of the applicable product or service and actually received by the applicable party, net of any amounts received as or for any sales, use, customs or other taxes required to be collected under applicable law, provided that in no event shall the amount of any income or similar taxes be excluded from the calculation of gross revenues.

     “Guaranteed Annual Minimum” has the meaning set forth in Section 8(b).

     “High-Resolution Satellite(s)” means one or both of the high-resolution imaging satellites being constructed by ORBIMAGE or its affiliates that are currently designated “OrbView-3” and “OrbView-4.”

     “Japanese Government Customer” has the meaning set forth in Section 3(h).

     “Korea” means the land area comprising South Korea and North Korea.

     “Land Remote Sensing Policy Act” means The Land Remote Sensing Policy Act of 1992 (15 U.S.C.S Section 5601 et seq.), the regulations promulgated thereunder (15 C.F.R. Part 960, et seq.), and any orders or policies announced or implemented thereunder, as such may be amended or replaced from time to time.

     “Marketing Materials” has the meaning set forth in Section 2(e).

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     “Non-Exclusive Territory” means the countries set forth on Schedule 1(a) hereto.

     “Non-Priority OrbView Images” has the meaning set forth in Sections 3(b)(i)(B) and 3(b)(ii).

     “NTT DATA Archives” shall mean the Unprocessed Data Archive and the Product Archive.

     “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

     “Operational Date” shall mean the date upon which ORBIMAGE, in its sole discretion, declares either the OrbView-3 or OrbView-4 satellite and related systems to be operational, whichever occurs first; provided, however, that if on the date ORBIMAGE declares either the OrbView-3 or OrbView-4 satellite operational the Designated Earth Station has not been successfully completed in accordance with the terms and conditions of the earth station procurement agreement described in Section 6 hereof, due to reasons other than the fault of NTT DATA, then the Operational Date shall be the date upon which the Designated Earth Station is successfully completed.

     “Operational Year” shall mean the twelve-month period commencing on the Operational Date and each succeeding twelve-month period commencing on the anniversary of the Operational Date during the term of this Agreement.

     “ORBIMAGE Trademarks” shall mean (a) the trademarks and/or service marks set forth on Schedule 1(b) hereto and (b) the graphic design marks in the form shown on Schedule 1(b) hereto, whether or not registered with the competent authorities of any country inside or outside of the Territory.

     “OrbNet Archive” means ORBIMAGE’s archive of OrbView Data, Basic Products and Value-Added Products. For purposes of this Agreement, the OrbNet Archive shall be deemed not to include any OrbView Data contained in the Unprocessed Data Archive.

     “OrbView Data” means (i) one–meter panchromatic and four-meter multispectral data sets in the form generated by the High-Resolution Satellites, and (ii) two-meter panchromatic data sets in the form generated by the OrbView-4 satellite, in each case meeting the Performance Parameters.

     “OrbView Image” means one (1) panchromatic or multispectral image generated from OrbView Data, the size of which is 8km x 8km when acquired by the High Resolution Satellite at nadir, and larger when acquired off nadir.

     “Performance Parameters” means the specifications for the High Resolution Satellites and the OrbView Data set forth on Appendix B hereto.

     “Person” means an individual, a corporation, a partnership, an association, a joint-stock company, a limited liability company, a trust, an unincorporated organization, or a

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government or political subdivision thereof.

     “Potential Customers” has the meaning set forth in Sections 2(a)(ii) and 3(c)(ii).

     “Priority OrbView Images” has the meaning set forth in Sections 3(b)(i)(A), 3(b)(i)(B) and 3(b)(ii).

     “Product Archive” shall mean NTT DATA’s archive of Basic Products and Value-Added Products produced from OrbView Data contained in the Unprocessed Data Archive.

     “Recorded OrbView Data” has the meaning set forth in Section 3(c).

     “Recorded OrbView Images” has the meaning set forth in Section 3(c).

     “Standard Operating Procedures” has the meaning set forth in Section 3(b)(iii).

     “Subdistributor Agreement” has the meaning set forth in Section 2(c).

     “Subdistributors” means the subdistributors set forth on Schedule 1(c) hereto and such additional subdistributors as ORBIMAGE shall reasonably approve from time to time, provided that a proposed subdistributor shall be deemed to have been approved by ORBIMAGE if ORBIMAGE has not responded to NTT DATA’s written request for approval within fifteen (15) days.

     “Territory” means the Exclusive Territory and the Non-Exclusive Territory.

     “Third-Party OrbView Data” means OrbView Data of third parties downlinked to the Designated Earth Station at ORBIMAGE’s request.

     “Third-Party Agreement” has the meaning set forth in Sections 2(e) and 3(c)(ii).

     “U.S. Income Taxes” means taxes on or measured by net income imposed by the United States Government, any state of the United States, or any locality, municipality or subdivision thereof.

     “Unprocessed Data Archive” shall mean NTT DATA’s archive of OrbView Data, consisting of OrbView Data and Recorded OrbView Data tasked by ORBIMAGE at NTT DATA’s request and received from ORBIMAGE hereunder.

     “Value-Added Products” means any products derived in whole or in part from (a) OrbView Data, including, without limitation, Basic Products and any other derivative works based upon OrbView Data, and (b) Value-Added Products (including Basic Products) obtained from the OrbNet Archive. In order for a product to be considered a Value-Added Product, it must contain sufficient new content such that the product is readily distinguishable from the preexisting OrbView Data or Value-Added Products (including Basic Products) obtained from the OrbNet Archive.

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SECTION 2. APPOINTMENT OF DISTRIBUTOR

     (a) Appointment. Subject to the terms and conditions of this Agreement, including, without limitation, Sections 2(c), 2(d), 2(e), 3(d)(ii), 4(b)(i) and 5, ORBIMAGE hereby appoints NTT DATA during the term hereof as its:

     (i) exclusive distributor in the Exclusive Territory of Basic Products and Value-Added Products created from OrbView Data, for sale to customers located in the Exclusive Territory; and

     (ii) non-exclusive distributor in the Non-Exclusive Territory of Basic Products and Value-Added Products, for sale to customers located in the Non-Exclusive Territory.

     In furtherance of the foregoing distribution rights, NTT DATA shall have the right to request OrbView Data and Value-Added Products (including Basic Products) from the OrbNet Archive for distribution in the Territory on the terms and subject to the conditions of this Agreement. NTT DATA shall have no right to sell or otherwise distribute OrbView Data except in the form of Basic Products and Value-Added Products as provided in this Agreement. NTT DATA hereby accepts the foregoing appointment on the terms and subject to the conditions of this Agreement.

     (b) License to Create Basic Products and Value-Added Products.

     (i) Subject to the payment of the fees described in Sections 2(b)(ii) and 2(b)(iii) and to the other terms and conditions of this Agreement, including, without limitation, the exclusivity and territorial limitations set forth in Section 2(a), and Section 7(b), ORBIMAGE hereby grants NTT DATA the right and license to create and distribute Basic Products and Value-Added Products based upon OrbView Data contained in the Unprocessed Archive and the OrbNet Archive.

     (ii) NTT DATA shall have the right to create a single type of Value-Added Product (including Basic Products) from OrbView Data contained in the Unprocessed Data Archive in consideration of the payment of the Initial Processing Fee described in Section 8(a). NTT DATA shall have the right to create additional types of Value-Added Products (including Basic Products) from the same OrbView Data if it pays ORBIMAGE the Additional Processing Fee set forth in Section 8(a) for each new type of Value-Added Product or Basic Product created therefrom. The Initial and Additional Processing Fees shall also entitle NTT DATA to sell and otherwise distribute all or any portion of the resulting types of Value-Added Products or Basic Products in accordance with this Agreement without payment of any additional compensation to ORBIMAGE. Further, NTT DATA shall have the right to create additional Value-Added Products or Basic Products based upon products contained in the Product Archive, or to make any enhancements of any nature to such products, if NTT DATA pays the Additional Processing Fee described in Section 8(a). For the avoidance of doubt, Exhibit A hereto sets forth an example of the foregoing. This Section 2(b)(ii) shall not apply to Value-Added Products and Basic Products created from OrbView Data contained in the OrbNet Archive.

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     (iii) NTT DATA shall have the right to create and distribute Value-Added Products (including Basic Products) based upon OrbView Data contained in the OrbNet Archive in consideration of the payment of the fees set forth in Section 8(b)(ii).

     (iv) Notwithstanding anything in Sections 2(b)(ii) and (iii) to the contrary, it is the intent of the parties that NTT DATA shall only be required to pay the Initial Processing Fee (and not the Additional Processing Fee) if in order to create a Value-Added Product from OrbView Data the Designated Ground Station’s systems first require that NTT DATA process such OrbView Data into a Basic Product before it can further process the resulting Basic Product into a Value-Added Product. Thereafter, each time NTT DATA processes such Basic Product or the resulting Value-Added Product to create another type of Value-Added Product, it shall pay ORBIMAGE the Additional Processing Fee. For the avoidance of doubt, Exhibit A hereto sets forth an example of the foregoing.

     (c) Appointment of Subdistributors of Basic Products and Value Added Products. Subject to the terms and conditions of this Agreement, including, without limitation, the exclusivity and territorial limitations set forth in Section 2(a), and Section 2(b), ORBIMAGE hereby grants NTT DATA the right and license to grant to the Subdistributors a sublicense to create and/or distribute Basic Products and Value-Added Products based upon OrbView Data received by NTT DATA pursuant to this Agreement. NTT DATA shall grant the foregoing sublicense to the Subdistributors pursuant to an agreement which shall pass through to the Subdistributors the terms and conditions of Sections 2(a), 2(d), 2(f), 3(g), 7, 8(f), 8(g), 13 and 15 hereof, and such other terms and conditions of this Agreement as ORBIMAGE shall reasonably determine (a “Subdistribution Agreement”). Notwithstanding anything herein to the contrary, the Subdistributors shall have no right to grant sublicenses to create and/or distribute Basic Products and/or Value-Added Products. NTT DATA shall have no right to grant a license, sublicense or any other rights with respect to the creation and/ or distribution of Value-Added Products (including Basic Products) to any other Person except as specifically set forth in this Section 2(c).

     (d) End-User Agreements.

     (i) Sales of Value-Added Products Derived From the Unprocessed Archive. NTT DATA acknowledges and agrees that as a condition of any sale to a customer of Basic Products and/or Value-Added Products derived from the Unprocessed Archive by NTT DATA or the Subdistributors hereunder, NTT DATA or its Subdistributors, as applicable, shall require each customer to enter into a written end-user license agreement reasonably acceptable to ORBIMAGE in which such customer agrees, among other things, that it shall (i) use the Basic Products and/or Value-Added Products solely within the Territory, (ii) not sell, resell, transfer, license or otherwise distribute the Basic Products and/or Value-Added Products to any other Person (whether or not for consideration) except as permitted by NTT DATA, and then only within the Territory, and (iii) not make derivative works from such Basic Products and/or Value-Added Products.

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     (ii) Sales of Value-Added Products Obtained or Derived from the OrbNet Archive. NTT DATA acknowledges and agrees that as a condition of any sale to a customer of Basic Products and/or Value-Added Products obtained from, or derived from OrbView Data contained in, the OrbNet Archive, NTT DATA or its Subdistributors, as applicable, shall require each customer to enter into a written end-user license agreement reasonably acceptable to ORBIMAGE in which such customer agrees, among other things, that it shall (i) use the Basic Products and/or Value-Added Products solely for internal purposes, (ii) not sell, resell, transfer, license or otherwise distribute the Basic Products and/or Value-Added Products to any other Person (whether or not for consideration), and (iii) not make derivative works from such Basic Products and/or Value-Added Products.

     (e) Limitation and Termination of Distribution Rights. Notwithstanding Section 2(a)(ii), ORBIMAGE shall have the right, on sixty (60) days prior written notice to NTT DATA, to limit or terminate the rights of NTT DATA (and any applicable Subdistributors) to distribute Basic Products and Value-Added Products in the Non-Exclusive Territory if it would violate or conflict with any agreements proposed to be entered into by ORBIMAGE with any Person after the date of this Agreement (each, a “Third-Party Agreement”). If within fifteen (15) days of NTT DATA’s receipt of such notice, NTT DATA provides ORBIMAGE with (A) a copy of all customer agreements then in force which were entered into prior to the date of ORBIMAGE’s notice which would be limited or prohibited by the Third-Party Agreement (“Existing Customer Agreements”), and (B) a list of all potential customers who were actively negotiating to purchase such products from NTT DATA on the date of such notice which would be limited or prohibited by the Third-Party Agreement (“Potential Customers”), then ORBIMAGE shall ensure that the Third-Party Agreement permits NTT DATA to enter into and perform the identified sale agreements with the Potential Customers on or before the expiration of said 60 day period and to fulfill the terms of the Existing Customer Agreements. If NTT DATA does not enter into such identified agreements with the Potential Customers on or before the expiration of said 60 day period, NTT DATA’s right to enter into such agreements shall automatically terminate. Except for the Existing Customer Agreements and any agreements entered into with Potential Customers within said 60-day period, NTT DATA’s right to distribute Basic Products and Value-Added Products shall terminate as set forth in said notice sixty (60) days after NTT DATA’s receipt of said notice.

     (f) General Obligations as a Distributor. All sales of Basic Products and Value-Added Products under this Agreement shall be at NTT DATA’s or the Subdistributor’s sole expense and for their own accounts. Although ORBIMAGE may from time to time publish suggested wholesale or retail prices, these prices are only suggestions and NTT DATA and the Subdistributors shall be free to establish the actual prices for the sale of Basic Products and Value-Added Products to customers hereunder. In addition, NTT DATA shall be free to establish the license fees payable to NTT DATA by the Subdistributors. NTT DATA agrees that during the term hereof, it shall use its best efforts to market, promote and distribute the Basic Products and Value-Added Products to customers in the Territory. NTT DATA further agrees that in marketing, promoting and distributing the Basic Products and Value-Added Products, it shall use the highest ethical and business standards and that it shall not take any action which would cause injury to the business, name, goodwill or reputation of ORBIMAGE. NTT DATA shall deliver to ORBIMAGE copies of all marketing and

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promotional materials proposed to be used by NTT DATA from time to time in connection with the distribution and sale of Basic Products and Value-Added Products hereunder, and copies of all changes and revisions thereto (“Marketing Materials”) If ORBIMAGE reasonably objects to the contents of any such Marketing Materials, ORBIMAGE shall have the right to require NTT DATA to make reasonable changes to the contents of such Marketing Materials. Without limitation, all Marketing Materials shall comply with the requirements of Section 7 of this Agreement.

SECTION 3. NTT DATA RIGHTS AND OBLIGATIONS

     (a) Designated Earth Station. During the term of this Agreement, NTT DATA shall procure, establish and operate the Designated Earth Station, at its expense. NTT DATA shall also be responsible, at its expense, for procuring, establishing and operating the communications links necessary for system management purposes between the Designated Earth Station and the ORBIMAGE control center located in the United States designated by ORBIMAGE. NTT DATA shall obtain and maintain during the term of this Agreement all approvals or licenses of all governmental authorities within the Territory necessary to construct, operate and maintain the Designated Earth Station and all other approvals or licenses of any other governmental authorities necessary to otherwise perform its obligations under this Agreement.

     (b) Reception Rights. Subject to the terms and conditions of this Agreement, including, without limitation, Section 5, NTT DATA shall have the following reception rights:

     (i) Exclusive Territory. NTT DATA shall have the right to receive OrbView Data of the Exclusive Territory at the Designated Earth Station when the High Resolution Satellites are within the Effective Imaging Range of the Exclusive Territory, as follows:

     (A) NTT DATA shall have the right to receive on a priority basis a maximum of twenty (20) OrbView Images of the Exclusive Territory per day (“Priority OrbView Images”); and

     (B) Subject to satellite availability as determined by ORBIMAGE, NTT DATA shall have the right to receive additional OrbView Images of the Exclusive Territory (i) on a non-priority basis (“Non-Priority OrbView Images”) and (ii) on a priority basis (also referred to herein as “Priority OrbView Images”).

     (ii) Non-Exclusive Territory. Subject to satellite availability as determined by ORBIMAGE, NTT DATA shall have the right to receive OrbView Data of the Non-Exclusive Territory at the Designated Earth Station on a priority basis (also referred to herein as “Priority OrbView Images”) and on a non-priority basis (also referred to herein as “Non-Priority OrbView Images”) when the High Resolution Satellites are within the Effective Imaging Range of the Non-Exclusive Territory. Notwithstanding anything in this Section 3(b)(ii) to the contrary, ORBIMAGE shall

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have the right to limit or terminate the rights of NTT DATA to receive OrbView Data of the Non-Exclusive Territory as provided in Section 2(e).

     (iii) Standard Operating Procedures. All requests for OrbView Data hereunder will be in accordance with ORBIMAGE’s Standard Operating Procedures, to be provided to NTT DATA by ORBIMAGE prior to the launch of the first High-Resolution Satellite, as such procedures may be amended by ORBIMAGE from time to time (the “Standard Operating Procedures”).

     (c) Reception of Recorded OrbView Data.

     (i) During the term of this Agreement and subject to the terms and conditions hereof, NTT DATA shall have the non-priority right to receive up to [************] OrbView Images per month of any area in the world outside of the Territory, subject to satellite availability as determined by ORBIMAGE (“Recorded OrbView Images”). NTT DATA shall also have the right to receive Recorded OrbView Images on a priority basis subject to satellite availability as determined by ORBIMAGE. For purposes of this Agreement, the OrbView Data from which such images are generated shall be referred to as “Recorded OrbView Data.” Recorded OrbView Data will be stored on the High Resolution Satellite’s recorder and shall be delivered to NTT DATA in such manner as ORBIMAGE shall determine. All requests for Recorded OrbView Data shall be in accordance with ORBIMAGE’s Standard Operating Procedures.

     (ii) Notwithstanding Section 3(c)(i) above, ORBIMAGE shall have the right, on sixty (60) days prior written notice to NTT DATA, to limit or terminate the rights of NTT DATA to receive Recorded OrbView Data of any area of the world outside of the Territory if it would violate or conflict with any agreements proposed to be entered into by ORBIMAGE with any Person after the date of this Agreement (each, also a “Third-Party Agreement”). If within fifteen (15) days of NTT DATA’s receipt of such notice, NTT DATA provides ORBIMAGE with (A) a copy of all customer agreements then in force which were entered into prior to the date of ORBIMAGE’s notice which would be limited or prohibited by the Third-Party Agreement (also, “Existing Customer Agreements”), and (B) a list of all potential customers who were actively negotiating to purchase Value-Added Products from NTT DATA on the date of such notice which would be limited or prohibited by the Third-Party Agreement (also, “Potential Customers”), then ORBIMAGE shall ensure that the Third-Party Agreement permits NTT DATA to enter into and perform the identified sale agreements with the Potential Customers on or before the expiration of said 60 day period and to fulfill the terms of the Existing Customer Agreements. If NTT DATA does not enter into such agreements with Potential Customers on or before the expiration of said 60 day period, NTT DATA’s right to enter into such agreements shall automatically terminate. Except for the Existing Customer Agreements and any agreements entered into with Potential Customers within said 60-day period, NTT DATA’s right to receive Recorded OrbView Data of the applicable area of the world shall terminate as set forth in said notice sixty (60) days after NTT DATA’s receipt of said notice.

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     (d) OrbNet Archive.

     (i) Subject to the terms and conditions of this Agreement, NTT DATA shall have the right to receive from the OrbNet Archive: (A) OrbView Data for processing into, and distribution in the form of, Value-Added Products (including Basic Products) in accordance with this Agreement, and (B) Value-Added Products (including Basic Products) for distribution in accordance with this Agreement. NTT DATA shall pay ORBIMAGE the amounts set forth in Section 8(b) for all sales by NTT DATA and the Subdistributors of such products

     (ii) NTT DATA acknowledges that ORBIMAGE sells products from the OrbNet Archive through the internet worldwide and agrees that any such sales to customers located in the Exclusive Territory shall not be deemed to be a breach of NTT DATA’s exclusive distribution rights set forth in Sections 2(a)(i), provided that ORBIMAGE shall pay NTT DATA the fees set forth in Section 8(d)(ii) hereto on each such sale. While ORBIMAGE does not intend to directly target such OrbNet internet sales to customers located in the Exclusive Territory, NTT DATA acknowledges that ORBIMAGE’s general marketing efforts for the OrbNet Archive may reach customers in the Exclusive Territory and agrees that such marketing efforts, or sales in the Exclusive Territory resulting therefrom, shall not be deemed a breach of this Agreement.

     (e) Preferred Supplier. During the term of this Agreement, NTT DATA agrees that ORBIMAGE shall be NTT DATA’s preferred supplier of one-meter and two-meter panchromatic and four-meter multispectral satellite imagery of any area in the world, and before purchasing such satellite imagery from any other provider, NTT DATA will use its best efforts to acquire such imagery from ORBIMAGE pursuant to the terms of this Agreement or, if terms are not otherwise provided for herein, then on new terms and conditions to be agreed upon by the parties in writing.

     (f) Receipt of Third-Party OrbView Data. NTT DATA agrees that during the term of this Agreement, ORBIMAGE shall have the right to downlink Third-Party OrbView Data to the Designated Earth Station free of charge, subject to NTT DATA’s right to receive Priority Images and Non-Priority Images. NTT DATA agrees that it shall promptly forward such data to ORBIMAGE upon receipt in such form and in such manner as ORBIMAGE requests, and ORBIMAGE shall provide the media required and shall pay the costs of shipment. Unless otherwise prohibited by ORBIMAGE’s contractual arrangements with another ORBIMAGE customer, NTT DATA shall have the right to distribute such Third-Party OrbView Data pursuant to the terms of this Agreement. Section 8 sets forth the fees payable to ORBIMAGE for the distribution of Third-Party OrbView Data. For purposes of this Agreement, Third Party OrbView Data shall be deemed to be part of the OrbNet Archive.

     (g) Restrictions on Use of OrbView Data, Basic Products and Value-Added Products. NTT DATA shall not sell, distribute, transmit or otherwise distribute any OrbView Data, Basic Products or Value-Added Products to (i) any Person who is headquartered in, organized under the laws of or a citizen of any country on the U.S. State Department list of terrorist countries, (ii) any Person who is subject to sanctions administered by OFAC, including, without limitation, Persons who are designated by OFAC from time to time as

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“Specially Designated Nationals or Blocked Persons,” or (iii) any Person who under U.S. laws, regulations or orders is otherwise prohibited from receiving such data or products.

     (h) Copies of OrbView Data. NTT DATA acknowledges that the DOC License requires ORBIMAGE to make available to the government of any country unenhanced OrbView Data concerning the territory under the jurisdiction of such government as soon as such data is available on reasonable cost terms and conditions, if requested by such country (a “Government Purchase”). In addition, as described in Section 3(i), under the terms of the DOC License, the United States Government has the right to purchase from ORBIMAGE OrbView Data downlinked to the Designated Earth Station hereunder on reasonable cost terms and conditions (also a “Government Purchase”). In order to ensure that ORBIMAGE can comply with these requirements, NTT DATA shall generate copies of all OrbView Data downlinked to the Designated Earth Station under this Agreement within ten (10) days of reception and shall forward such copies to ORBIMAGE, at ORBIMAGE’s expense, in the format indicated in the Standard Operating Procedures. Notwithstanding the foregoing, NTT DATA shall not be required to deliver copies of OrbView Data to ORBIMAGE as required by the preceding sentence if such OrbView Data is ordered on behalf of a Japanese Government military, defense or intelligence customer listed on Appendix C hereto for non-commercial use (“Japanese Government Customers”), provided that (i) NTT DATA shall maintain at its own expense a segregated archive of such OrbView Data, (ii) NTT DATA shall not destroy or transfer control of such archive without first providing ORBIMAGE with a copy of all OrbView Data contained in such archive, (iii) NTT DATA shall provide ORBIMAGE with a copy of all OrbView Data contained in such archive promptly upon the termination or expiration of this Agreement for any reason, and (iii) in the event of a Government Purchase of any such OrbView Data contained in said archive, at ORBIMAGE’s written request NTT DATA shall promptly provide ORBIMAGE with a copy of the OrbView Data that is the subject of such Government Purchase. NTT DATA may from time to time add additional Japanese Government military, defense or intelligence customers to Appendix C with ORBIMAGE’s prior written consent, which shall not be unreasonably withheld.

     (i) U.S. Government Archival Sales. NTT DATA hereby acknowledges and agrees that under the DOC License, the United States Government has the right to purchase OrbView Data downlinked to the Designated Earth Station hereunder for inclusion in the U.S. Department of Interior’s National Satellite Land Remote Sensing Data Archive (the “DOI Archive”) for sale to the public on a cost of fulfillment basis. NTT DATA hereby acknowledges that any sale of OrbView Data from the DOI Archive to Persons in the Exclusive Territory shall not be deemed to be a breach of NTT DATA’s exclusive distribution rights set forth in Section 2(a)(i).

SECTION 4. ORBIMAGE RIGHTS AND OBLIGATIONS

     (a) High-Resolution Satellite Tasking; Transmission of OrbView Data. Subject to the terms and conditions set forth herein, ORBIMAGE shall provide NTT DATA with OrbView Data as requested by NTT DATA pursuant to Section 3.

     (b) Agreement Not to Appoint Other Distributors or License Other Earth Stations in the Exclusive Territory.

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     (i) During the term hereof, ORBIMAGE acknowledges and agrees that NTT DATA shall be the sole and exclusive distributor of Basic Products and Value-Added Products in the Exclusive Territory as provided herein and that it shall not appoint another distributor in the Exclusive Territory.

     (ii) Subject to Section 5 below, ORBIMAGE agrees that it shall not downlink any OrbView Data to an earth station located in the Exclusive Territory or license any Person to receive OrbView Data at an earth station located in the Exclusive Territory, without NTT DATA’s prior written consent.

     (c) Limitations on Obligations. Notwithstanding anything herein to the contrary, ORBIMAGE’s obligations under this Agreement are limited by, and ORBIMAGE shall have the right to curtail or terminate the transmission of OrbView Data because of:

     (i) The technical limitations and capabilities of the High-Resolution Satellites, including, without limitation, temporary failures of the High-Resolution Satellites or related systems;

     (ii) The requirements of the Land Remote Sensing Policy Act;

     (iii) Any actions by the United States Government or any applicable foreign governmental authority which limits or precludes ORBIMAGE’s performance hereunder; or

     (iv) NTT DATA’s noncompliance with or breach of its obligations as set forth herein, including, but not limited to, nonpayment of any amounts required to be paid by NTT DATA hereunder.

     (d) Sales by ORBIMAGE Outside of the Exclusive Territory. Nothing in this Agreement shall prevent ORBIMAGE or its other distributors and agents from selling or otherwise distributing ORBIMAGE’s OrbView Data that was tasked at NTT DATA’s request (including Recorded OrbView Data), or any Basic Products or Value-Added Products created therefrom by ORBIMAGE or its distributors or agents, to customers located outside of the Exclusive Territory; provided, however, that ORBIMAGE shall pay NTT DATA the fee set forth in Section 8(d)(i) for each sale by ORBIMAGE of any OrbView Data of the Territory, or any Basic Products or Value-Added Products derived therefrom, to customers located outside of the Exclusive Territory in order to compensate NTT DATA for the acquisition costs of such OrbView Data.

SECTION 5. UNITED STATES GOVERNMENT AND OTHER USERS; PRIORITY

     (a) U.S. Government Users. No provision of this Agreement shall prevent or restrict ORBIMAGE from granting the U.S. Government the right (a) to task the High Resolution Satellites for imaging purposes when they pass over the Territory, and (b) to receive for non-commercial purposes OrbView Data of the Territory or any other area of the world via direct satellite downlink at an earth station located inside or outside of the Territory

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or by any other method of delivery. NTT DATA hereby acknowledges that it is aware of ORBIMAGE’s obligations to deliver imagery from the OrbView-4 satellite to the U.S. Air Force on a first priority basis under an existing contract with the U.S Air Force (the “U.S. Air Force Contract”), and agrees that under no circumstances shall ORBIMAGE’s compliance with such contract constitute a breach of this Agreement.

     (b) U.S. Government Priority. Notwithstanding anything else in this Agreement to the contrary, NTT DATA’s right to receive OrbView Data under Section 3 of this Agreement shall be subject to the following U.S. Government priority requirements: If there is a conflict between an NTT DATA request for OrbView Data and a U.S. Government national security request or a request under the U.S. Air Force Contract, then the U.S. Government or U.S. Air Force request shall have first priority. The fulfillment of any such U.S. Government priority requests shall not be deemed a breach of this Agreement and NTT DATA’s sole remedy therefor shall be pursuant to Section 10(a).

     (c) Notwithstanding herein anything to the contrary, NTT DATA’s rights under this Agreement are subject to the following limitations:

[****************************]

SECTION 6. EARTH STATION PROCUREMENT

     NTT DATA acknowledges that in order to receive and process OrbView Data from the High Resolution Satellites, it must use certain proprietary hardware and software developed by ORBIMAGE or its affiliates. NTT DATA agrees to procure from ORBIMAGE (or its designee) the necessary hardware and software required to construct a new Designated Earth Station capable of receiving and processing OrbView Data. The terms and conditions of such procurement shall be governed by a separate agreement to be negotiated in good faith by the parties. If ORBIMAGE (or its designee) and NTT DATA do not enter into an earth station procurement agreement acceptable to both parties within sixty (60) days after the date of this Agreement, ORBIMAGE and NTT DATA shall each have the right to terminate this Agreement with immediate effect by written notice to the other, without any liability to either party hereunder.

SECTION 7. INTELLECTUAL PROPERTY RIGHTS

     (a) Ownership of OrbView Data. NTT DATA agrees that (i) ORBIMAGE has sole and exclusive title to and ownership of all copyrights, trade secrets, patents, and other intellectual property rights in (A) the OrbView Data, (B) Value-Added Products (including Basic Products) obtained from the OrbNet Archive, and (C) any graphic or other representations thereof, and that NTT DATA shall not have any rights of ownership therein, (ii) ORBIMAGE’s copyright in OrbView Data shall arise upon the first fixation and creation

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of OrbView Data, which NTT DATA agrees shall occur upon generation thereof by the High-Resolution Satellites, and (iii) all issues arising out of or relating to copyrights, trade secrets, patents, and other intellectual property rights in the OrbView Data, Value-Added Products (including Basic Products) obtained from the OrbNet Archive, and in any graphic representation thereof shall be governed by the laws of the United States of America and/or the Commonwealth of Virginia, as applicable.

     (b) Copyright License. ORBIMAGE hereby grants to NTT DATA the right and license to make derivative works based upon (A) the OrbView Data or (B) Value-Added Products (including Basic Products) obtained from the OrbNet Archive, and to use, reproduce, distribute, transmit, perform and display publicly the resulting Basic Products and Value-Added Products (including Basic Products) and/or any graphic or other representations thereof, subject to the terms and conditions of this Agreement, including, without limitation, the territorial limitations set forth in Sections 2(a), 2(b) and 2(d). ORBIMAGE shall not own the media on which OrbView Data, Basic Products or Value-Added Products are recorded by NTT DATA or its Subdistributors.

     (c) Ownership of Value-Added Products. ORBIMAGE agrees that NTT DATA has sole and exclusive title to and ownership of all copyrights, trade secrets, patents, and other intellectual property rights in the Value-Added Products (including Basic Products) it creates based upon OrbView Data or Value-Added Products (including Basic Products) hereunder and in any graphic or other representations thereof, subject to ORBIMAGE’s or its distributor’s copyrights and other intellectual property rights in the preexisting (i) OrbView Data and/or (ii) Value-Added Products (including Basic Products) obtained from the OrbNet Archive which are incorporated in the Value-Added Products (including Basic Products) created by NTT DATA. ORBIMAGE and NTT DATA agree that all issues arising out of or relating to copyrights, trade secrets, patents, and other intellectual property rights in (i) the Value-Added Products (including Basic Products) created by NTT DATA, (ii) the preexisting OrbView Data and/or Value-Added Products (including Basic Products) owned by ORBIMAGE or its distributors, and (iii) any graphic representation thereof, shall be governed by the laws of the United States of America and/or the Commonwealth of Virginia, as applicable.

     (d) Non-Circumvention. NTT DATA agrees that ORBIMAGE may, at any time during the term of this Agreement, at its own expense, adopt technological systems for the purpose of preventing or reducing unauthorized reproduction of the OrbView Data and Value-Added Products (including Basic Products) provided to NTT DATA hereunder, including, but not limited to, inclusion of a “digital watermark” system, and NTT DATA agrees that it shall cooperate with ORBIMAGE’s reasonable requests in ORBIMAGE’s implementing of any such technological systems. NTT DATA further agrees and acknowledges not to circumvent such systems or to assist or encourage others to circumvent such systems.

     (e) Trademark Ownership and License. NTT DATA agrees that ORBIMAGE has sole and exclusive title to the ORBIMAGE Trademarks, and that NTT DATA shall not have any rights of ownership therein. NTT DATA further agrees that all good will with respect to the use of the ORBIMAGE Trademarks shall be owned by, and shall inure to the benefit of, ORBIMAGE. ORBIMAGE hereby grants to NTT DATA a non-exclusive, royalty-free, fully

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paid-up license to use the ORBIMAGE Trademarks in connection with the advertising, promotion and sale of Basic Products and Value-Added Products and/or any graphic representations thereof, on the terms and conditions set forth in this Agreement. NTT DATA further agrees that (i) ORBIMAGE may, reasonably require that one or more of the ORBIMAGE Trademarks be reproduced or “burned in” on all copies of OrbView Data and Value-Added Products (including Basic Products) produced by ORBIMAGE, and (ii) ORBIMAGE may, in its sole discretion, register the ORBIMAGE Trademarks in any country or jurisdiction within the Territory, and that NTT DATA shall cooperate with ORBIMAGE in such registration. NTT DATA further agrees to comply with ORBIMAGE’s reasonable instructions with respect to the use of any ORBIMAGE Trademarks.

     (f) Obligation to Protect. NTT DATA agrees to use reasonable commercial efforts to protect ORBIMAGE’s proprietary rights in (i) the OrbView Data, (ii) Value-Added Products (including Basic Products) obtained from the OrbNet Archive, (iii) the ORBIMAGE Trademarks, and (iv) any other ORBIMAGE intellectual property rights related thereto, in a manner consistent with this Section 7, and to cooperate in ORBIMAGE’s reasonable efforts to protect such proprietary rights. NTT DATA agrees to promptly notify ORBIMAGE in writing of any known or suspected breach of any such proprietary rights that come to NTT DATA’s attention. Notwithstanding the foregoing, ORBIMAGE agrees that NTT DATA shall have no liability to ORBIMAGE in the event that a third party in the Territory infringes upon such proprietary rights, provided that NTT DATA did not directly or indirectly cause or permit such third-party infringement to occur.

     (g) Legend.

     (i) NTT DATA shall (i) print in a noticeable fashion the following notice on all copies of Basic Products and Value-Added Products it creates, and (ii) require its customers to agree in writing that they will print in a noticeable fashion the following notice on all copies of such Basic Products and Value-Added Products generated by such customers provided to them in data form:

“Produced under license from, and contains copyrighted material of, Orbital Imaging Corporation. All Rights Reserved.”

     (ii) NTT DATA shall (i) print in a noticeable fashion the following notice on all copies of Basic Products and Value-Added Products it obtains from the OrbNet Archive, and (ii) require its customers to agree in writing that they will print in a noticeable fashion the following notice on all copies of such Basic Products and Value-Added Products generated by such customers provided to them in data form:

“© [year] Orbital Imaging Corporation. All Rights Reserved.”

SECTION 8. PAYMENT TERMS

     (a) Processing Fees for OrbView Data Contained in the Unprocessed Data Archive.

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     (i) Initial Processing Fee.

     (A) Tasked OrbView Data. NTT DATA agrees to pay ORBIMAGE the following initial processing fees for OrbView Data received by NTT DATA pursuant to Section 3(b): [*************************************] (each, an “Initial Processing Fee”).

     (B) Recorded OrbView Data. NTT DATA agrees to pay ORBIMAGE the following initial processing fees for Recorded OrbView Data: [*****************************************] (each, also an “Initial Processing Fee”).

     (ii) Additional Processing Fee. NTT Data agrees to pay ORBIMAGE an additional processing fee equal to [*************************] each time it creates a new type of Value-Added Product (including Basic Products) from an OrbView Image in the Unprocessed Data Archive or the Product Archive, as described in Section 2(b)(ii) (the “Additional Processing Fee”).

     (iii) Payment terms. Initial Processing Fees shall be payable on a monthly basis as provided in Section 8(e) based upon the month in which the applicable OrbView Data is received by NTT DATA, whether or not NTT DATA ever processes the OrbView Data. Additional Processing Fees shall be payable on a monthly basis as provided in Section 8(e) based upon the month in which the additional processing was performed. The Initial and Additional Processing Fees are payable whether or not NTT DATA sells any resulting Basic Products or Value-Added Products.

     (b) Sales by NTT DATA of Basic and Value-Added Products from the OrbNet Archive.

     (i) Sales of Basic Products. NTT DATA shall pay ORBIMAGE [******************************************] per OrbView Image for the first sale to a customer of each Basic Product obtained by NTT DATA from the OrbNet Archive, whether such sale is made by NTT DATA or its Subdistributors. In addition, NTT DATA agrees that it shall pay ORBIMAGE [********************************] per OrbView Image for each subsequent sale of such Basic Product to a customer, whether such sale is made by NTT DATA or its Subdistributors.

     (ii) Sales of Value-Added Products. NTT DATA shall pay ORBIMAGE the following amounts for sales to customers in the Territory of Value-Added Products (not including Basic Products) obtained from the OrbNet Archive or Value-Added Products created from OrbView Data or Value-Added Products (including Basic Products) obtained from the OrbNet Archive:

     (A) NTT DATA and ORBIMAGE shall agree in writing, on a case-by-case basis, to the fees payable by NTT DATA from the sale of Value-Added Products (not including Basic Products) obtained from the OrbNet

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Archive, whether sold by NTT DATA or the Subdistributors.

     (B) NTT DATA and ORBIMAGE shall agree in writing, on a case-by-case basis, to the fees payable by NTT DATA from the sale of Value-Added Products created by NTT DATA or the Subdistributors from OrbView Data or Value-Added Products (including Basic Products) obtained from the OrbNet Archive.

     (iii) Payment terms. Amounts due under this Section 8(b) shall be payable on a quarterly basis as provided in Section 8(e) based upon the quarter in which the Value-Added Products (including Basic Products) are sold by NTT DATA or its Subdistributors.

     (c) Guaranteed Annual Minimum. In consideration of this Agreement, NTT DATA shall pay ORBIMAGE minimum fees in the amount of Five Million Dollars ($5,000,000.00 USD) per Operational Year during the term of this Agreement (the “Guaranteed Annual Minimum”). If, at the end of any Operational Year, the fees paid by NTT DATA pursuant to Section 8(a) and 8(b) are less than the amount of the Guaranteed Annual Minimum for that year, then NTT DATA shall pay ORBIMAGE the balance within thirty (30) days of NTT DATA’s receipt of ORBIMAGE’s invoice for such amount.

     (d) Sales by ORBIMAGE.

     (i) ORBIMAGE shall pay NTT DATA [********************] per OrbView Image for each sale by ORBIMAGE of any OrbView Data, Basic Products and Value-Added Products pursuant to Section 4(d).

     (ii) ORBIMAGE shall pay NTT DATA the following amounts for each sale of Value-Added Products (including Basic Products) from the OrbNet Archive via the internet to a customer located in the Exclusive Territory:

[************************************]

     (e) Payments by NTT DATA.

     (i) Monthly Reports. No later than the seventh (7th) business day of each month during each Operational Year, ORBIMAGE shall have received from NTT DATA a report listing (A) the number of OrbView Images subject to the Initial Processing Fee and the Additional Processing Fee during the previous month, and (B) such other information as ORBIMAGE shall reasonably request solely for the purpose of confirming the amounts owed by NTT DATA hereunder.

     (ii) Invoices. ORBIMAGE shall invoice NTT DATA on a monthly basis in arrears for all amounts due under this Agreement, based on the applicable monthly report or estimate of sales, less any amounts owed to NTT DATA pursuant to Section 8(d). Such invoice shall be accompanied by a report for the applicable period listing

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(A) the number of OrbView Images sold by ORBIMAGE subject to Section 8(d)(i), (B) the number of Value-Added Products (including Basic Products) sold by ORBIMAGE subject to Section 8(d)(ii), and (C) such other information as NTT DATA shall reasonably request solely for the purpose of confirming the amounts owed by ORBIMAGE under Section 8(d). To the extent required by applicable law, such invoices shall include any taxes or other charges required to be paid by NTT DATA, including, without limitation, sales taxes. NTT DATA shall pay all such invoices in full within thirty (30) days of receipt.

     (f) Records. NTT DATA shall keep accurate records of its activities hereunder that give rise to its payment requirements under this Agreement. Such records shall be in a form that is sufficient to demonstrate compliance with the provisions of this Agreement. This obligation shall survive two (2) years following termination of this Agreement.

     (g) Audit Rights. ORBIMAGE shall have the right to audit (under a duty of confidentiality) NTT DATA’s records, including the NTT DATA Archives, for the sole purpose of confirming any amounts payable to ORBIMAGE by NTT DATA hereunder, by giving thirty (30) days written notice to NTT DATA. The audit shall be carried out by ORBIMAGE or its representatives. NTT DATA shall make its records available to ORBIMAGE during normal business hours, within thirty (30) days of its receipt of ORBIMAGE’s written request. ORBIMAGE shall complete its audit within fifteen (15) days of obtaining access to such records, and shall deliver its results to NTT DATA within thirty (30) days of the completion of the audit. The costs of the audit shall be borne by ORBIMAGE, unless it is determined that NTT DATA has underpaid amounts due to ORBIMAGE hereunder by more than five percent (5%), in which case NTT DATA shall pay for the cost of the audit. NTT DATA shall promptly pay any amounts determined to be owed as a result of such audit. This Section 8(g) shall survive for two (2) years following termination of this Agreement.

     (h) Late Fees. All amounts due but remaining unpaid after payment is due under this Section 8 shall bear interest from the due date until paid at the rate equal to the prime rate announced by Morgan Guarantee Trust Company of New York from time to time plus two percent (2%) during the period of nonpayment.

SECTION 9. TAXES

     (a) It is the intention of the parties hereto that ORBIMAGE shall not be responsible for the payment of any taxes, other than ORBIMAGE’s U.S. Income Taxes, with respect to any actions of or payments by ORBIMAGE or NTT DATA pursuant to this Agreement. Accordingly, all payments owed by NTT DATA to ORBIMAGE hereunder shall be made free and clear of any deductions or withholding for taxes, contributions or otherwise and of any liability therefor. In the event NTT DATA is required by law to withhold any amount from any payment made hereunder, the relevant amount payable shall be increased by such amount as is necessary to make the actual amount received by ORBIMAGE after such withholding equal to the amount that would have been received had no withholding been required, and NTT DATA shall make such withholding and pay the amount withheld to the relevant taxation authority. NTT DATA shall obtain from the

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applicable taxing authority and forward to the other party a certificate of payment of such withholding tax or deduction in such form as shall be acceptable to the tax authorities having jurisdiction over ORBIMAGE.

     (b) In the event that any jurisdiction (including, without limitation, any jurisdiction in the Territory) imposes or seeks to impose any taxes, other than U.S. Income Taxes, on ORBIMAGE as a result of or in connection with ORBIMAGE’s performance of this Agreement or its receipt of payment hereunder, NTT DATA shall indemnify and hold harmless ORBIMAGE, on an after-tax basis, for the full amount of (i) any such additional taxes required to be paid by ORBIMAGE, (ii) any penalties, interests or additions thereon, (iii) any expenses incurred by ORBIMAGE in connection with contesting the imposition of such additional taxes, and (iv) any other costs or expenses incurred by ORBIMAGE in connection therewith.

SECTION 10. SYSTEM OUTAGES AND FAILURE

     (a) System Outages. In the event that:

     (i) ORBIMAGE is unable to effect taskings of, or deliver to NTT DATA OrbView Data from, the High Resolution Satellites as a result of a limitation contemplated by Section 4(c)(i)-(iii) above or a conflict described in Sections 5(b) or 5(c), for thirty (30) consecutive days;

     (ii) The High-Resolution Satellites do not meet the Performance Parameters for thirty (30) consecutive days; or

     (iii) NTT DATA’s business is materially effected over a minimum period of six (6) months as a result of ORBIMAGE entering into a Third Party Agreement with a Person in a country located in the Non-Exclusive Territory; then

     (iv) ORBIMAGE and NTT DATA shall negotiate in good faith to modify the provisions of this Agreement relating to the Guaranteed Annual Minimum and/or other amounts payable hereunder or extending the term of this Agreement, as is reasonable and appropriate under the circumstances. NTT DATA acknowledges and agrees that the foregoing shall be its sole remedy in the event of an occurrence described in this Section 10(a).

     (b) Satellite Failure. Notwithstanding Section 10(a):

     (i) If ORBIMAGE determines in its sole discretion that one (1) High Resolution Satellite has failed such that ORBIMAGE cannot effect taskings for or transmit data to NTT DATA with that satellite, ORBIMAGE and NTT DATA shall negotiate in good faith to modify the provisions of this Agreement as provided in Section 10(a)(ii). NTT DATA acknowledges and agrees that the foregoing shall be its sole remedy in the event of an occurrence described in this Section 10(b)(i).

     (ii) If ORBIMAGE determines in its sole discretion that both the

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OrbView-3 and OrbView-4 satellites have failed such that ORBIMAGE cannot effect taskings for or transmit data to NTT DATA, ORBIMAGE and NTT DATA shall each be entitled to terminate this Agreement with immediate effect by written notice to the other. In such event, ORBIMAGE’s sole liability to NTT DATA shall be to refund any amounts paid by NTT DATA for OrbView Data it has ordered but not received from ORBIMAGE. NTT DATA acknowledges and agrees that the foregoing shall be its sole remedy in the event of an occurrence described in this Section 10(b)(ii).

SECTION 11. TERM; TERMINATION

     (a) Term. Subject to this Section 11, the term of this Agreement shall commence on the date hereof and shall continue in effect for a period of three (3) years following the Operational Date.

     (b) Termination by ORBIMAGE. This Agreement may be terminated by ORBIMAGE at any time after the occurrence of any of the following events:

     (i) NTT DATA shall fail to pay the Guaranteed Annual Minimum or any other amount when due hereunder, and such failure shall remain uncured for a period of twenty (20) days after the due date thereof;

     (ii) NTT DATA shall breach its obligations under Sections 3(g), 3(h) or 15;

     (iii) NTT DATA shall breach any of its representations, warranties, covenants or other obligations under this Agreement (other than its payment obligations hereunder or its obligations under Sections 3(g), 3(h) or 15), and such breach shall remain uncured for a period of thirty (30) days after receipt by NTT DATA of written notice thereof;

     (iv) The failure of the OrbView-3 and OrbView-4 satellites, in which case ORBIMAGE shall be entitled to terminate this Agreement pursuant to Section 10(b)(ii);

     (v) Any amendment to or termination of the DOC License which results in ORBIMAGE being unable to perform its obligations hereunder;

     (vi) Any law, regulation or order is enacted or adopted by the United States Government or any applicable foreign governmental authority that limits or prohibits ORBIMAGE from (A) causing OrbView Data to be downlinked in the Exclusive Territory, (B) delivering OrbView Data to NTT DATA, or (C) otherwise performing its obligations hereunder;

     (vii) NTT DATA shall become insolvent, admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, initiate or become subject to any proceeding under any bankruptcy or insolvency law,

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whether domestic or foreign, or liquidate or wind up, voluntarily or otherwise.

     (c) Termination by NTT DATA. This Agreement may be terminated by NTT DATA at any time after the occurrence of any of the following events:

     (i) ORBIMAGE shall fail to observe or perform or breach any of its covenants, representations, warranties or other obligations under this Agreement (unless such failure is permitted under Section 4(c)), and such failure to observe or perform shall remain uncured for a period of thirty (30) days after receipt by ORBIMAGE of written notice thereof;

     (ii) The failure of the OrbView-3 and OrbView-4 satellites, in which case NTT DATA shall be entitled to terminate this Agreement pursuant to Section 10(b)(ii); and

     (iii) ORBIMAGE shall become insolvent, admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, initiate or become subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or liquidate or wind up, voluntarily or otherwise.

     (d) Termination Due to DOC Disapproval. The parties acknowledge that this Agreement is subject to review and approval by the DOC. This agreement shall automatically terminate with no further action required by either party and with no liability to either party if (i) DOC disapproves the Agreement, or (ii) DOC approves the Agreement subject to certain conditions, and sixty (60) days after receiving notice of such conditions the parties are unable after good faith negotiations to agree on an amendment hereto that satisfactorily addresses such conditions.

     (e) Deployment of ORBIMAGE System. NTT DATA acknowledges that the High Resolution Satellites are currently under development and construction and have not been deployed. It is ORBIMAGE’s intent to complete the development, construction and deployment of the OrbView-3 and OrbView-4 satellites. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent ORBIMAGE or its affiliates from terminating the development, construction or deployment of the OrbView-3 or OrbView-4 satellites, and in such event, ORBIMAGE shall be entitled to terminate this Agreement by giving NTT DATA thirty (30) days written notice. ORBIMAGE shall have no liability to NTT DATA as a result of a termination of this Agreement pursuant to this Section 11(e).

     (f) Termination of Subdistributor Agreements. In the event of the occurrence of any of the following events of default under a Subdistributor Agreement, ORBIMAGE shall have the right to require NTT DATA to immediately terminate such agreement: A Subdistributor shall breach any of its obligations contained in its Subdistributor Agreement comparable to those set forth in the terms and conditions of Sections 2(a), 2(d), 2(e), 3(g), 7, 8(f), 8(g), 13 and 15 hereof, or any such other terms and conditions of this Agreement required to be passed through to the Subdistributor pursuant to Section 2(c) (and NTT DATA shall provide ORBIMAGE with prompt notice of any such breach).

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     (g) Option to Extend Term. NTT DATA shall have the option to extend this Agreement for an additional term of two (2) years by giving written notice to ORBIMAGE not less that twelve (12) months prior to the end of the initial term.

     (h) Ratification and Approval. Each of ORBIMAGE and NTT DATA acknowledge and agree that this Agreement is subject to the ratification and approval of their respective Boards of Directors. In the event that this Agreement has not been ratified and approved by the Board of Directors of NTT DATA and ORBIMAGE within sixty (60) days of the date of this Agreement, this Agreement shall automatically terminate without any liability to either party and without any further action being required of either party.

SECTION 12. REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     (a) Representations and Warranties. Each of ORBIMAGE and NTT DATA represents and warrants to the other as follows:

     (i) Such party is duly organized and in good standing under the laws of its jurisdiction of organization and in each other jurisdiction where such organization or good standing is required for the performance of this Agreement;

     (ii) Such party has the power and authority, corporate or otherwise, to enter into this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of the Agreement by such party has been duly authorized by all necessary action;

     (iii) The Agreement has been duly executed and delivered by such party and constitutes a legally valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

     (iv) Such party’s entry into and performance under this Agreement does not violate its certificate of incorporation, bylaws or similar constituent documents, or any law, rule or regulation, judicial, administrative or executive order, or contractual commitment by which such party or its assets is bound.

     (b) Indemnification. Each of ORBIMAGE and NTT DATA (each, an “Indemnifier”) agrees to indemnify and hold harmless the other (the “Indemnitee”) from and against all claims, demands or liabilities (including reasonable attorneys’ fees) asserted by third parties against the Indemnitee arising out of or in connection with the Indemnifier’s breach or asserted breach of this Agreement or any representations, warranties, covenants or agreements contained herein. This indemnification obligation shall survive the expiration or termination of this Agreement.

SECTION 13. LIMITED WARRANTY; LIMITATION OF LIABILITY

     (a) Limited Warranty.

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     (i) ORBIMAGE hereby warrants to NTT DATA that any OrbView Data supplied by ORBIMAGE to NTT DATA hereunder will, for ninety (90) days from the date of delivery to NTT DATA be free from defects in media and substantially conform to ORBIMAGE’s specifications when used on appropriate computer hardware.

     (ii) NTT DATA hereby warrants to ORBIMAGE that any OrbView Data supplied by NTT DATA to ORBIMAGE hereunder will, for ninety (90) days from the date of delivery to ORBIMAGE be free from defects in media and substantially conform to NTT DATA’s specifications when used on appropriate computer hardware.

     (b) DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN SECTION 13(A), EACH OF NTT DATA AND ORBIMAGE HEREBY ACKNOWLEDGE AND AGREE THAT THE OTHER PARTY HAS NOT MADE NOR SHALL IT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS AND SERVICES BEING PROVIDED BY NTT DATA AND ORBIMAGE, AS THE CASE MAY BE, HEREUNDER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF NTT DATA AND ORBIMAGE EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, ARISING BY LAW, COURSE OF PERFORMANCE, CUSTOM OR USAGE IN THE TRADE OR OTHERWISE, WITH RESPECT TO ANY PRODUCTS OR SERVICES TO BE PROVIDED BY SUCH PARTY HEREUNDER, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT. Without limitation of the foregoing, neither NTT DATA nor ORBIMAGE represent or warrant that the services and products to be provided by them hereunder shall be provided free of omissions, errors delays or interruptions.

     (c) Warranties by Parties. Neither NTT DATA nor ORBIMAGE shall make any warranty’s, representations or guarantees, whether written or oral, on the other party’s behalf.

     (d) Limitation of Liability.

     (i) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ORBIMAGE OR NTT DATA HAVE ANY LIABILITY OR OBLIGATION TO THE OTHER OR THEIR RESPECTIVE CUSTOMERS OR ANY OTHER THIRD PARTY UNDER THIS AGREEMENT FOR LOSS OF USE, REVENUE OR PROFIT, BUSINESS INTERRUPTION, OR FOR ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES HEREUNDER, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF ORBIMAGE OR NTT DATA, AS THE CASE MAY BE, HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     (ii) ORBIMAGE’S ENTIRE LIABILITY TO NTT DATA FOR ANY AND ALL CLAIMS, DAMAGES, LOSSES, COSTS, EXPENSES OR OTHER

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LIABILITIES OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES, INCURRED BY NTT DATA IN CONNECTION WITH ORBIMAGE’S PRODUCTION AND DELIVERY OF ORBVIEW DATA TO NTT DATA HEREUNDER SHALL, IN EACH INSTANCE, BE LIMITED TO THE FEES ACTUALLY PAID BY NTT DATA FOR SUCH ORBVIEW DATA (“IMAGERY-RELATED LIABILITIES”). ORBIMAGE SHALL HAVE NO LIABILITY TO NTT DATA OF ANY NATURE WHATSOEVER RELATED TO OR ARISING FROM NTT DATA’S CREATION, DISTRIBUTION AND/OR SALE OF BASIC PRODUCTS AND VALUE-ADDED PRODUCTS.

SECTION 14. DISPUTE RESOLUTION

     (a) Arbitration. Any controversy or claim in respect of this Agreement or the performance hereunder by either party hereto shall be settled by final and binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with the International Arbitration Rules of the AAA then in effect (the “Rules”) (to the extent not modified by this Section 14). In the event that more than one claim or controversy arises under this Agreement, such claims or controversies may be consolidated in a single arbitral proceeding. The arbitral tribunal shall be composed of three (3) arbitrators, of which one arbitrator shall be appointed by each party and the third shall be appointed by the two arbitrators or the AAA, as provided herein. Either party may initiate arbitration hereunder by written notice to the other and the AAA, which notice shall include the appointment of such party’s arbitrator. Notice to the AAA shall be sent to its International Center located at 140 West 51st Street, New York, New York 10020-1203. The other party shall appoint its arbitrator within thirty (30) days of its receipt of said notice. If such party fails to appoint its arbitrator within such time period, the AAA shall appoint the second arbitrator. Within fifteen (15) days of the appointment of the second arbitrator, the two arbitrators shall appoint the third arbitrator, who shall be expert in satellite remote sensing systems and shall act as the chairman of the arbitral tribunal. If the two arbitrators are unable to agree on the third arbitrator within such time period, the AAA shall appoint the third arbitrator. The two arbitrators appointed by the parties shall be expert in international commercial and contractual disputes. The arbitrators shall be fluent in English and the arbitration shall be conducted in English. The arbitration shall be held in Toronto, Canada. In resolving the dispute, the arbitral tribunal shall apply the laws of the Commonwealth of Virginia, without giving effect to the conflict of law rules thereof. Judgment upon any award rendered by the arbitrators may be entered in any U.S. or non-U.S. court having jurisdiction over the matter. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom an award is enforced shall pay all reasonable costs and attorneys’ fees incurred by the party seeking to enforce the award.

     (b) Consent to Jurisdiction. To the fullest extent permitted by law, the parties waive all requirements as to personal jurisdiction with respect to any judicial enforcement of the arbitration award or any judicial proceeding to enforce this arbitration provision.

     (c) Continuing Obligations. The existence of any dispute between the parties, whether the same is the subject of an arbitration proceeding or not, shall not relieve the

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parties of their obligations under this Agreement.

     (d) Access to ORBIMAGE System. Pending a final determination by the arbitrators, if NTT DATA is in default on its payment obligations under this Agreement or if the dispute subject to the arbitration relates to any U.S. law or regulation which might require ORBIMAGE to limit or terminate NTT DATA’s right to receive OrbView Data, then ORBIMAGE shall have the right to limit or terminate NTT DATA’s ability to receive OrbView Data upon the commencement of an arbitration proceeding, and in the event ORBIMAGE elects to exercise such right and notwithstanding any determination by the arbitrators, ORBIMAGE shall have no liability to NTT DATA as a result of such limitation or termination of access unless ORBIMAGE acted in bad faith in limiting or terminating NTT DATA’s access.

     (e) Exclusive Remedy. The rights of the parties under this Section 14 shall be the exclusive remedy with respect to any dispute regarding any matter covered by this Agreement.

     (f) Injunctive Relief. Notwithstanding Section 14(e), NTT DATA agrees that in the event that it breaches the provisions of Section 7 or the Non-Disclosure Agreement described in Section 16, ORBIMAGE would be irreparably injured and that the remedies available under this Section 14 or at law for such breach would be inadequate. In such event, NTT DATA agrees that ORBIMAGE shall be entitled to temporary or other injunctive relief, including, without limitation, specific performance, without necessity of proving monetary damages or posting a bond, pending final resolution of the matter in accordance with this Section 14.

SECTION 15. COMPLIANCE WITH LAWS

     (a) DOC License. NTT DATA acknowledges that this Agreement, and the performance of the parties hereunder, is subject to the terms and conditions of the DOC License. Among other things, and without limitation, the DOC License requires ORBIMAGE to operate the High Resolution Satellites in a manner that preserves the United States national security and observes international obligations and foreign policies of the United States and that NTT DATA abide by the terms and conditions of the DOC License addressing United States national security, international obligations and foreign policies. NTT DATA hereby agrees that it shall abide by the terms and conditions of the DOC License addressing United States national security and international obligations and foreign policies. In addition, NTT DATA agrees to abide by all other terms and conditions of the DOC License and any other obligations that may be imposed from time to time pursuant to the DOC License.

     (b) Compliance with United States and Japanese Laws. Each Party shall comply with all applicable laws and regulations of both the United States and Japan in the performance of its respective obligations under this Agreement. U.S. laws include, but are not limited, to the Land Remote Sensing Policy Act and the FCPA.

     (c) Corruption of Public Officials in International Business Transactions;

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Indemnification.

     (i) Commencing with the parties negotiations resulting in this Agreement, and continuing during the term hereof and any extensions, each of ORBIMAGE and NTT DATA agree that its employees, agents, representatives, officials, board members (including family members of any of the foregoing), shall not offer, promise or give any undue pecuniary or other advantage, whether directly or through any intermediaries, to a public official or one acting in the capacity of a public official (whether elected, appointed or otherwise selected for that public official position and whether such position be with a local, regional or national governmental entity or international organization), in order to induce, influence or request that the official (or relevant third party) act, or refrain from acting, in the performance of official duties, in order to obtain or retain business or to secure an improper advantage in the conduct of any business related to this Agreement.

     (ii) Notwithstanding the foregoing, ORBIMAGE and NTT DATA agree that the obligations in Section 15(c)(i) above:

     (A) Do not apply to any facilitating or expediting payments to such public official to secure the performance of routine governmental actions (an action which is ordinarily and commonly performed by a foreign official, such as processing governmental papers or providing utility services); or

     (B) Payments that were (or will be) made as a reasonable and bona fide expenditure (such as travel and lodging expenses) that is properly and openly recorded in the books and accounts of the expending party and such expense was directly related to the promotion, demonstration or explanation of either such party’s products or services ; or was directly related to the execution or performance of a contract with either party’s government or agency thereof.

     (iii) The party failing to comply with Section 15(c)(i) above, or whose actions are not permitted by Section 15(c)(ii) above, shall indemnify and hold harmless the other from and against any and all damages, suffered by the other party as a result of the failing party’s action(s) or inactions(s) under this Section 15(c). Such damages shall be paid by the failing party to the other party on demand.

     (d) Export Controls and Licenses.

     (i) Each of ORBIMAGE and NTT DATA acknowledges and agrees that performance of the Agreement is subject to the export control laws and regulations of the United States and Japan. Such controls include, but are not limited to, the United States Arms Export Control Act as amended, the Export Administration Act as amended, the International Traffic in Arms Regulations as amended, and the Export Administration Regulations as amended.

     (ii) ORBIMAGE shall be responsible for securing any licenses containing terms and conditions necessary to export any articles, equipment, technical data, or

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software in furtherance of this Agreement from the United States to Japan. Similarly, NTT DATA shall be responsible for securing any licenses containing terms and conditions necessary to import any articles, equipment, technical data, or software in furtherance of this Agreement into Japan.

SECTION 16. MISCELLANEOUS

     (a) Notices. All notices given under this Agreement must be in writing and must be given by (i) hand delivery, (ii) facsimile, (iii) by an internationally recognized international overnight courier guaranteeing at least three-day delivery or (iv) by registered or certified mail, return receipt requested and postage prepaid (if available), to:

          ORBIMAGE:

ORBIMAGE 21700 Atlantic Boulevard Dulles, VA 20166 Telephone: (703) 406-5760 Facsimile: (703) 406-5552 Attention: Timothy J. Puckorius

          NTT DATA:

NTT Data Corporation Toyosu Center Bldg 3-3 Toyosu 3-Chome, Koto-Ku Tokyo 135 Japan Telephone: 81-3-5546-9691 Facsimile: 81-3-5546-8316 Attention: Mr. T. Nakagawa

All such notices shall be deemed to have been duly given: (i) upon receipt of correct electronic acknowledgment, if by fax; (iii) five (5) business days after the date of mailing by sender, if by mail, or (iv) on the date of actual receipt, if given by hand or international courier (as reflected in the records of the courier company in the case of delivery by courier).

     (b) Successors and Assigns. This Agreement shall be binding upon the parties hereto, their successors and permitted assigns. Neither this Agreement nor any interests or duties of NTT DATA hereunder may be assigned (by operation of law or otherwise) by NTT DATA without the express written consent of ORBIMAGE. In the event that a Person acquires all of, or a majority interest in, the stock of ORBIMAGE such that such Person controls ORBIMAGE, this Agreement shall remain a binding obligation of ORBIMAGE.

     (c) Entire Agreement. This Agreement contains the entire understanding between NTT DATA and ORBIMAGE and supersedes all prior written and oral understandings relating to the subject hereof. Any modification or amendment of this Agreement must be in writing and signed by both Parties.

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     (d) Governing Law and Jurisdiction. This Agreement and any and all claims arising under this Agreement or related to the subject matter hereof shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict of law rule thereof or the Convention on Contracts for the International Sale of Goods.

     (e) Waiver of Sovereign Immunity. Each party hereto (including any assignee or party assuming any rights or obligations under this Agreement) unconditionally and irrevocably:

     (i) agrees that the execution, delivery and performance by it of this Agreement constitutes private and commercial acts rather than public or governmental acts;

     (ii) agrees that should any legal proceedings be brought against it or its assets in relation to this Agreement or any transaction contemplated by this Agreement no immunity (sovereign or otherwise) from such legal proceedings shall be claimed by or on behalf of itself or with respect to its assets, to the maximum extent permitted by law;

     (iii) to the maximum extent permitted by law, waives any such right of immunity (sovereign or otherwise) which it or its assets now has or may acquire in the future; and

     (iv) consents in respect of the enforcement of any judgment against it in any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, to the maximum extent permitted by law, the making, enforcement or execution against or in respect of any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

     (f) Force Majeure. Except as otherwise provided herein, neither party shall be held responsible for failure or delay in performance, delivery or data transmission if such failure or delay is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond its control. If an event of Force Majeure causes the suspension of a parties performance hereunder for more than sixty (60) days, the parties shall meet in order to agree to an equitable extension in the period of performance and/or time of delivery under this Agreement on terms and conditions mutually agreeable to the parties. Failure to agree on an equitable extension shall be considered a dispute and resolved in accordance with Section 14. This Section 16(f) shall not apply to any failure to perform or delay in performance of any payment obligations hereunder irrespective of the cause.

     (g) Costs. Except as herein otherwise expressly set forth, each party shall bear its own costs and expenses incident to the negotiation and performance of this Agreement.

     (h) Waiver. It is understood and agreed that no failure or delay by ORBIMAGE

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or NTT DATA in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any term or condition of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

     (i) Survival. Sections 7, 8, 9, 10, 11(e), 12(b), 13, 14, 16(d), 16(e), 16(f) and 16(o) shall survive the expiration of the term or any termination of this Agreement. Without limitation of the foregoing, NTT DATA’s payment obligations set forth in Section 8 shall survive with respect to any Value-Added Products (including Basic Products) sold to customers prior to the expiration of the term or the termination of this Agreement.

     (j) Severability. If any part of this Agreement shall be held unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect.

     (k) Headings; Appendixes. Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The appendixes, exhibits and schedules described in this Agreement and attached hereto are an integral part hereof and are incorporated herein by this reference.

     (l) Independent Contractors. NTT DATA and ORBIMAGE are independent contractors to one another, neither party has the authority to bind the other in any way or to any third party, and nothing in this Agreement shall be construed as granting other party the right or authority to act as a representative, agent, employee or joint venturer of the other.

     (m) Communications in English. The Parties agree that all communications, notices or any written material to be provided by ORBIMAGE to NTT DATA or by NTT DATA to ORBIMAGE under this Agreement shall be in English.

     (n) Payments. All payments due and payable to ORBIMAGE hereunder shall be paid in U.S. Dollars in immediately available funds to the bank account specified by ORBIMAGE in writing.

     (o) Confidential Information; Disclosure. This Agreement is deemed confidential and proprietary information pursuant to the terms of that certain Non-Disclosure Agreement between ORBIMAGE and NTT DATA dated July 28, 1998. NTT DATA acknowledges that ORBIMAGE may be required by law to submit this Agreement to the U.S. Department of Commerce and the U.S. Securities and Exchange Commission and consents to such disclosure.

     (p) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original and all of which together shall constitute one and the same instrument.

     (q) No Third Party Beneficiaries. Nothing expressed or referred to herein shall be construed or interpreted to give any Person other than the parties to this Agreement any legal, equitable or other right, remedy or claim under or with respect to this Agreement.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

ORBITAL IMAGING CORPORATION

By: /S/

Name: Gilbert T. Rye

Title: President

NTT DATA CORPORATION

By: /S/

Name: Tomokazu Hamaguchi

Title:

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SCHEDULE 1(a)
Non-Exclusive Territory

[********************]

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SCHEDULE 1(b)
ORBIMAGE Trademarks

Mark	Country	Reg. Number/Date	Int’l Class
“ORBIMAGE”	U.S.A	2039409 (2/18/97)	42
“ORBVIEW”	U.S.A.	2091116 (8/26/97)	42
“ORBNET”	U.S.A.	2152720 (4/21/98)	42

Logos

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SCHEDULE 1(c)
Subdistributors

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Appendix A
DOC License Summary

     The following is a summary of the principal terms and conditions of the license, as amended to date (the “License”), granted to Orbital Imaging Corporation (“Licensee”) by the United States Department of Commerce, National Oceanic and Atmospheric Administration, National Environmental Satellite Data and Information Service, under Title II of the Land Remote Sensing Policy Act of 1992 (the “Act”).

     1. The License is granted for the sole purpose of operating a private land remote-sensing space system. The License was granted on May 5, 1994 and is valid for a period of 10 years from that date. The issuance of the License does not relieve the Licensee of the obligation to obtain export or other licenses from appropriate U.S. Government agencies pursuant to applicable statutes.

     2. The License includes the following requirements:

     A. Compliance With the Act. Licensee must comply with the requirements of the Act and any applicable regulations issued pursuant to the Act.

     B. U.S. National Security Requirements.

     (i) Licensee must operate the system in a manner that preserves the national security and observes the international obligations and foreign policies of the United States. Licensee is required at all times to maintain positive control of the spacecraft including safeguards to ensure the integrity of spacecraft operations. Licensee is also required to maintain and make available to the U.S. Government, as requested, a record of all satellite tasking operations, for the previous year.

     (ii) During periods when national security of international obligations and/or foreign policies may be compromised, as defined by the Secretary of Defense (“DOD”) or the Secretary of States, respectively, the Secretary of Commerce may, after consultation with appropriate agency(ies), require Licensee to limit data collection and/or distribution by the system to the extent necessitated by the given situation. During those periods when, and for those geographic areas, that the Secretary of Commerce has required Licensee to limit distribution, Licensee shall, on request, make the unenhanced data thus limited from the systems available exclusively, by means of government furnished rekeyable encryption on the downlink, to the U.S. Government. The costs and terms associated with meeting this condition will be negotiated directly between the Licensee and DOD (for the U.S. Government) in accordance with Section 507(d) of the Act.

     (ii) Licensee must ensure that all encryption devices used are approved by the U.S. Government for the purpose of denying unauthorized access and use of these data during periods when national security or international obligations and/or foreign policies may be compromised.

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Licensee must provide sufficient documentation to the U.S. Government on the Licensee’s downlink data format to assure this access.

     C. Provision of Unenhanced Data to Foreign Governments. Licensee must make available to the Government of any country (including the United States) unenhanced data concerning the territory under the jurisdiction of such Government as soon as such data are available and on reasonable cost terms and conditions.

     D. Provision of Unenhanced Data to U.S.D.I. Archive. Licensee must make available unenhanced data requested by the National Satellite Land Remote Sensing Data Archive (the “Archive”) in the Department of the Interior on reasonable cost terms as agreed by Licensee and the Archive. After a reasonable period of time, as agreed with the Licensee, the Archive may make these data available to the public at a price equivalent to the cost of fulfilling user requests. Before purging any data in its possession, the Licensee shall offer such data to the Archive at the cost of reproduction and transmission. The Archive may make these data available immediately to the public at a price equivalent to the cost of fulfilling user requests.

     E. Disposal of Satellites. Upon termination of operations under the License, Licensee must dispose of any satellite in space in a manner satisfactory to the President. To meet this condition and to deal with any circumstances involving the satellite’s end of life/termination of mission, the Licensee must obtain a priori U.S. Government approval of all plans and procedures to deal with the safe disposition of the satellite (e.g., burn on reentry or controlled deorbit).

     F. Changes to Satellite System Specifications. Licensee may not change the operational specifications of the satellite system from the License’s application as submitted, which would result in materially different capabilities than those described in the application, without obtaining approval to amend the License from the National Environmental Satellite, Data, and Information Service (“NESDIS”). NESDIS will consult with the appropriate Federal agencies, as required by the Act, before taking final action on the amendment.

     G. Approval of Significant Agreements. Licensee must notify NESDIS of any significant or substantial agreement Licensee intends to enter with a foreign nation, entity, or consortium involving foreign nations or entities at least 60 days before concluding such agreement. Significant or substantial agreements include, but are not limited to, agreements which would provide for the tasking of the satellite and its sensors, provide for real-time direct access to unenhanced data, or involve high-volume data purchase agreements. NESDIS, in consultation with the appropriate agencies, shall review the proposed agreement to ensure that it is consistent with the terms and conditions of the License. Specifically, the agreement shall require that the foreign entity will abide by the conditions in the License addressing national security and international obligations and foreign policies. If NESDIS, in consultation with appropriate agencies, determines that the proposed agreement will compromise national security concerns or international obligations or foreign policy, NESDIS will so advise the Licensee.

     H. Civil Penalties. Violations of the Act or of any condition of the License could subject Licensee to civil penalties.

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Appendix B
Performance Parameters

Resolution (Nominal) at Nadir, Left, Right, Forward, Back, and Corners for Panchromatic Images.

•	Nadir	1.00 meters GSD

[*************]

Bands (Nominal)

•	Panchromatic	0.45-0.90 um
•	MS Band 1	0.45-0.52 um
•	MS Band 2	0.52-0.60 um
•	MS Band 3	0.62-0.69 um
•	MS Band 4	0.76-0.90 um

Pointing Angles (Nominal)

•	0 degrees - 50 degrees

Data Collection Rate (Maximum)

•	5,000 lines/second Panchromatic
•	2,500 lines/second Multispectral

Bits per Pixel

•	11 Bits/pixel (Pan/MS)

Compression Rate

•	[*****************]

Acquisition Capacity for Panchromatic During 10 Minute Pass.

•	Maximum Coverage Rate

•	OrbView 3	20,320 kilometers
•	OrbView 4	20,320 kilometers

•	Single Equivalent Point Target (8km x 8km image)

•	Separation	Expected Number of EPTs:

[*************************]

Recorder Capacity

•	32 Gbits

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Appendix C
Japanese Government Customers

[***********************]

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Exhibit A
Example: Initial and Additional Processing Fees

2(b)(ii). The Initial Processing Fee entitles NTT DATA to create one type of Value-Added Product (including Basic Product) from a particular OrbView Image generated from OrbView Data contained in the Unprocessed Data Archive (for example, a Level 1system-corrected product). The Level 1 system-corrected product becomes part of the Product Archive and NTT DATA is entitled to distribute all or any portion of such resulting product in accordance with this Agreement without the payment of any additional compensation to ORBIMAGE. If NTT DATA creates a different type of Basic Products and Value-Added Product from the particular OrbView Image (for example, a Level 2 precision-corrected product) NTT DATA must pay ORBIMAGE the Additional Processing Fee. The Level 2 precision-corrected product becomes part of the Product Archive and NTT DATA is entitled to distribute all or any portion of such resulting product in accordance with this Agreement without the payment of any additional compensation to ORBIMAGE. In like manner, NTT DATA must pay an Additional Processing Fee each time it creates a new type of Basic Product or Value-Added Product from the particular OrbView Image (for example, an ortho image). In addition, NTT DATA must pay an Additional Processing Fee each time it creates a new type of Basic Product or Value-Added Product from a Value-Added Product contained in the Product Archive .

2(b)(iv). If NTT Data desires to create a particular type of Value-Added Product (for example, a Level 5 thematic map) from OrbView Data, and the Designated Ground Station’s systems require that the OrbView Data first be processed into a Basic Product (for example, a Level 1 system-corrected product) before NTT DATA can further process the Basic Product into the desired Value-Added Product, NTT DATA is only required to pay the Initial Processing Fee (and not the Additional Processing Fee). Thereafter, NTT DATA must pay an Additional Processing Fee each time it further processes such Basic Product (here, the Level 1 system-corrected product ) or the resulting Value-Added Product (here, a Level 5 thematic map ) into a new type of Value-Added Product.

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